    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               BMC SOFTWARE, INC.
                (Name of registrant as specified in its charter)

                                   ----------

                DELAWARE                                  74-21226120
     (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                   Identification No.)

                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

         BMC SOFTWARE, INC. 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                 BMC SOFTWARE, INC. 2002 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plans)

                             ROBERT H. WHILDEN, JR.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               BMC SOFTWARE, INC.
                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                                 JOHN S. WATSON
                             VINSON & ELKINS L.L.P.
                             1001 FANNIN, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 PROPOSED         PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF EACH CLASS OF                        AMOUNT TO BE          MAXIMUM OFFERING         AGGREGATE         REGISTRATION
       SECURITIES TO BE REGISTERED                      REGISTERED          PRICE PER SHARE(1)    OFFERING PRICE(1)         FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$0.01 per share(2)...........................         4,000,000 shares           $14.185             $56,740,000          $5,220
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on October 29, 2002.

(2) Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission ("SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until all of the securities described in this prospectus are sold.

         o The description of our common stock contained in our registration statement on form 8-A, as filed with the SEC on March 8, 2001;

         o Our annual report on form 10-K for the fiscal year ended March 31, 2002;

         o Our quarterly report on form 10-Q for the quarterly period ended June 30, 2002;

         o Our current reports on form 8-K filed with the SEC on August 1, 2002 and August 13, 2002.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, Article SEVENTH of our Restated Certificate of Incorporation, Sections 1 and 2 of Article VI of our bylaws, as amended, and indemnification agreements entered into by us with our directors provide for the indemnification of our officers, directors, employees and agents under certain circumstances.

         Set forth below is Article SEVENTH of our Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

         "SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability."

         Set forth below are Sections 1 and 2 of Article VI of our bylaws, as amended:

         "SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this
         Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise."

         "SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article."

         In addition, we have entered into indemnification agreements with our directors, under which we have agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

         We have also purchased liability insurance policies covering our directors and officers.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

        *3.1      Restated Certificate of Incorporation of BMC Software, Inc.

        *3.2      Bylaws of BMC Software, Inc.

       **3.3      Amendment to Certificate of Incorporation of BMC Software,
                  Inc.

      ***3.4 Amendment to Certificate of Incorporation of BMC Software, Inc. filed November 30, 1999

        *4.1      Specimen Common Stock certificate

         4.2      BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan

         4.3      BMC Software, Inc. 2002 Employee Incentive Plan

         5.1      Opinion of Vinson & Elkins L.L.P.

        23.1      Consent of Ernst & Young LLP

        23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

        24.1 Powers of Attorney (included on the signature page to this Registration Statement)

* These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Company's Form S-1 Registration Statement No. 33-22892.

** This Exhibit is incorporated herein by reference to Exhibit 3.2 in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

*** This Exhibit is incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

         All other Exhibits listed above are filed herewith.

Certain of the financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this Registration Statement, and the Company has not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933 (the "Securities Act"). Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, participants in the BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan or the BMC Software, Inc. 2002 Employee Incentive Plan will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Anderson LLP or any omissions to state a material fact required to be stated therein.

ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of October, 2002.

                                    BMC SOFTWARE, INC.


                                    By: /s/ ROBERT H. WHILDEN, JR.
                                        ----------------------------------------

                                    Robert H. Whilden, Jr.

                                    Senior Vice President, General Counsel
                                    and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Whilden, Jr. and Christopher C. Chaffin, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                                   TITLE                                    DATE
                   ---------                                                   -----                                    ----

/s/ B. Garland Cupp                                     Chairman of the Board                                    October 23, 2002
-------------------------------------------------
     B. Garland Cupp

/s/ Robert E. Beauchamp                                 President and Chief Executive Officer and Director       October 30, 2002
-------------------------------------------------
     Robert E. Beauchamp
                                                                                                                 October 30, 2002
/s/ John W. Cox                                         Vice President, Chief Financial Officer and Chief
-------------------------------------------------       Accounting Officer
     John W. Cox

                                                                                                                 October 23, 2002
/s/ Jon E. Barfield                                     Director
-------------------------------------------------
     Jon E. Barfield

/s/ John W. Barter                                      Director                                                 October 23, 2002
-------------------------------------------------
     John W. Barter

/s/ Meldon K. Gafner                                    Director                                                 October 22, 2002
-------------------------------------------------
     Meldon K. Gafner

/s/ L.W. Gray                                           Director                                                 October 22, 2002
-------------------------------------------------
     L.W. Gray

/s/ George F. Raymond                                   Director                                                 October 23, 2002
-------------------------------------------------
     George F. Raymond

/s/ Tom C. Tinsley                                      Director                                                 October 28, 2002
-------------------------------------------------
     Tom C. Tinsley

                                INDEX TO EXHIBITS

         *        3.1      Restated Certificate of Incorporation of BMC
                           Software, Inc.

         *        3.2      Bylaws of BMC Software, Inc.

         **       3.3      Amendment to Certificate of Incorporation of BMC
                           Software, Inc.

         ***      3.4      Amendment to Certificate of Incorporation of BMC
                           Software, Inc. filed November 30, 1999

         *        4.1      Specimen Common Stock certificate

                  4.2      BMC Software, Inc. 2002 Nonemployee Director Stock
                           Option Plan

                  4.3      BMC Software, Inc. 2002 Employee Incentive Plan

                  5.1      Opinion of Vinson & Elkins L.L.P.

                 23.1      Consent of Ernst & Young LLP

                 23.2      Consent of Vinson & Elkins L.L.P. (contained in
                           Exhibit 5.1 hereto)

                 24.1 Powers of Attorney (included on the signature page to this Registration Statement)

* These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Company's Form S-1 Registration Statement No. 33-22892.

** This Exhibit is incorporated herein by reference to Exhibit 3.2 in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

*** This Exhibit is incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

         All other Exhibits listed above are filed herewith.